Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity School Street Trust: Fidelity Strategic Income Fund which is included in Post-Effective Amendment No. 59 to the Registration Statement on Form N-1A.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
April 6, 1998